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                                                             EXHIBIT 10.3

                              CONSULTING AGREEMENT

         This Consulting Agreement is made as of this 1 day of January 2004, between VSUS Technologies Incorporated, a Delaware corporation (the "Company") and General Danny Rothschild, I.D. __________ (the "Consultant").

WHEREAS, the Company desires appoint the Consultant to serve as a consultant of the Company and as a member of the Company's board of directors, and the Consultant agrees to be appointed as a consultant and a director of the Company; and

WHEREAS, the parties desire to regulate their respective rights and obligations, in accordance with the terms and conditions detailed herein.

In consideration of the covenants, promises and conditions herein contained, and for other consideration as hereinafter described, the parties hereto agree as follows:

1. Retention as a Consultant and Director. The Company hereby undertakes to appoint the Consultant as a consultant of the Company as of January 1, 2004, and the Consultant hereby agrees to grant services and be appointed as a consultant of the Company as of that date in accordance with the terms and conditions set forth herein. The parties acknowledge that the board of directors of the Company, by unanimous written consent of even date herewith, has expanded the board to four (4) members and has appointed the Consultant to serve on the board until such time as his successor has been duly elected and qualified. The Consultant agrees to accept such appointment and to serve as a member of the board of directors of the Company until his successor has been duly elected and qualified.

2. Term. The term of this Agreement shall commence on January 1, 2004 and shall continue in effect until terminated in accordance with this Section 2. Subject to any provision of the Delaware General Corporation Law, as amended (the "DGCL"), to the contrary, each party shall have the right to terminate this Agreement at any time upon 60 days prior written notice, provided that the Consultant shall be entitled to receive compensation as described in Section 4.1 below during such period.

3. Duties. The Consultant shall have all of the duties, power and authority normally incumbent upon a member of the Company's board of directors as provided in the Company's Certificate of Incorporation and By-Laws. Without limiting the generality of the preceding sentence, during the term of this Agreement, the Consultant shall (i) represent the Company and its services to his contacts and shall assist VSUS in building relationships nationally and internationally; (ii) provide ongoing strategic input and advice to the Company; and (iii) oversee and maintain contact with customers generated by the Consultant or his affiliates. The Consultant shall devote such time and energies to the performance of his services hereunder as are reasonably necessary to fulfill his obligations hereunder. In performing his obligations hereunder, the Consultant shall at all times comply with the policies of, and be subject to the


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direction of the Company and applicable law.

4.   Compensation.

4.1. In consideration for the services rendered under this agreement the Company shall pay the Consultant a fee of $7,500 (Seven Thousand Five Hundred Dollars) per quarter which shall be payable on the 15th day of the last month of each quarter. The Consultant shall be entitled to a commission of 5% of the proceeds, net of costs and taxes, of any sales generated by the Consultant during the first three years of this Agreement.

4.2. The Company will reimburse the Consultant for reasonable expenses incurred by the Consultant in the execution of his duties under this Agreement including necessary travel expenses. The Consultant will maintain records for the purposes of billing out of pocket expenses, and will invoice the Company on a monthly basis.

5. Option. Subject to the sole discretion and determination of the board of directors and subject to the terms of any stock option plan which may be approved by the board of directors of the Company, the Company shall issue to the Consultant options to purchase shares of the Company's common stock in an amount to be determined in good faith by the parties upon the listing of the Company's shares for trading on the OTC Bulletin Board.

6.    Unauthorized Disclosure and Competitive Activity

6.1.  Non Disclosure

6.1.1. The Consultant acknowledges that his relationship with the Company hereunder creates a relationship of confidence and trust between him and the Company with respect to any information: (1) applicable to the business of the Company or any of its subsidiaries; or (2) applicable to the business of any client or customer of the Company or any of its subsidiaries or other affiliated companies, which may become known or learned by the Consultant during the period of this Agreement.

6.1.2. For the Purposes of this Agreement "Confidential Information" shall mean information such as trade secrets, processes, formulas, data, know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts, customer lists, technical, business and financial information, price lists and the like, including information that contains financial projections and forecasts concerning developments of the Company's future business.

6.1.3. Confidential Information shall not include information that: (a) is in or enters the public domain without fault on the part of the Consultant (or any person related to, or on behalf of the Consultant with whom the Consultant shared the information); (b) is expressly released in writing from the obligations of confidentiality, imposed by this Agreement, by the Company; or
(c) is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority


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pursuant to the law; provided, however, that the Consultant shall first have given notice to the requiring party and made a reasonable effort to obtain a protective order requiring that the Confidential Information not be disclosed.

6.1.4. In the event of the termination of the Consultant's appointment under this Agreement, for any reason, the Consultant will deliver to the Company (or destroy if so instructed by the Company) all the Confidential Information in his possession.

6.1.5. This section shall remain in full force and effect following the termination of this Agreement for any reason.

6.1.6. The Company shall not disclose any information regarding the Consultant, except as required by any law, regulation or official inquiry, and shall not injure Consultant's reputation and goodwill.

6.2.   Non Competition

6.2.1. The Consultant undertakes that unless prior permitted in writing by the Company, he will not engage in, establish, open, or in any manner whatsoever become involved, directly either as a director, owner, partner, agent, shareholder, or otherwise, in any business in competition with Company's Business (as defined herein) or in any activity which is reasonably likely to involve or require the use of any of the Company's Confidential Information, property (including intellectual property) and goodwill, as long as he serves as a director of the Company, and for a period of 12 months thereafter. For the purpose hereof, the term "Company's Business" shall mean secure web based platform for the public domain.

6.2.2. The Consultant undertakes not to, directly or indirectly:

6.2.2.1. induce any employee of the Company to leave his employment therewith, or

6.2.2.2. solicit employees, customers or subcontractors for any offers, other employment or business relationships, in competition with the Company or which involve activities in which the Company is engaged or similar to the activities the Company is engaged.

Nothing in this Section 6 shall limit the generality of the Consultant's fiduciary obligations as a director of the Company under the DGCL or otherwise.

7. Proprietary Rights. The Consultant agrees that all the knowledge, information and technical data received and/or to be received by him or on his behalf in connection with this Agreement, is and shall be the sole property of the Company and its assigns, and shall be used by him only in accordance with the terms and provisions of this Agreement, and the Company and its assigns shall be the sole owner of all intellectual rights and other rights in connection with such knowledge, information and technical data.

The Consultant hereby assigns to the Company any rights the Consultant may have or acquire in such knowledge, information and technical data.

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This Section 7 shall remain in full force and effect following the termination of this Agreement for any reason.

8. Assignment. This Agreement may not be assigned in whole or in part by the Consultant. This Agreement shall be assignable by the Company to any of its subsidiaries or affiliates and may be reassigned by such subsidiary or affiliate to the Company; provided that each such assignee shall agree in writing to assume all obligations of the Company hereunder. This Agreement shall inure to the benefit and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the parties hereto.

9. No Agency or Employment. The parties agree that the Consultant is an independent contractor and not an agent or employee of the Company.

10. General.

10.1. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A. The parties hereby irrevocably submit to the sole and exclusive jurisdiction of the competent courts in the Delaware district, in any suit, action or proceeding pertaining to this Agreement.

10.2. This Agreement constitutes the complete and exclusive statement of the agreement between the parties concerning the subject matter of this Agreement and supersedes any and all agreements either oral or written between the parties hereto with respect to the matters contained herein.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                     VSUS TECHNOLOGIES INCORPORATED


                     By:  /s/ Amiram Ofir
                         --------------------------------------------------
                              Amiram Ofir, Chief Executive Officer



                     CONSULTANT:


                      /s/ Daniel Rothschild
                     ------------------------------------------------------
                              General Danny Rothschild

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